INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Platinum Energy Resources, Inc. on Form S-1, of our report which includes an explanatory paragraph as to the company’s ability to continue as a going concern dated March 29, 2007, with respect to our audits of the consolidated financial statements of Platinum Energy Resources, Inc. as of December 31, 2006 and 2005 and for the year ended December 31, 2006 and for the period from April 25, 2005 (inception) to December 31, 2005 and our report dated March 29, 2007 with respect to our audit of management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Platinum Energy Resources, Inc. as of December 31, 2006, which reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
New York, New York
February 13, 2008